EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information

Adjusted EBITDA Margin Presentation of Most Directly Comparable GAAP Financial Measure (Net Income/Loss Margin) and Reconciliation of Adjusted EBITDA to Net Income/Loss Margin

	Quarter ended December 31,		Six months ended December 31,

(in millions, unaudited)	2003 (predecessor)	2004	2003 (predecessor)	2004 (combined)

Adjusted EBITDA	$40.1	$54.2	$74.4	$106.2
Total revenues	442.0	499.8	851.9	993.5

Adjusted EBITDA Margin	9.1%	10.8%	8.7%	10.7%

Adjusted EBITDA	$40.1	$54.2	$74.4	$106.2
Interest, net	(10.9)	(25.0)	(21.3)	(36.9)
Income tax expense	(6.3)	(2.5)	(10.5)	48.4
Depreciation and amortization	(15.9)	(20.8)	(31.0)	(39.9)
Minority interests	1.0	0.3	1.9	0.8
Gain (loss) on sale of assets	0.8	(0.2)	0.8	(0.8)
Equity method income	1.0	0.1	1.8	0.3
Stock compensation	‑	(0.2)	‑	(96.9)
Debt extinguishment costs	‑	‑	‑	(62.2)
Merger expenses	‑	‑	‑	(23.1)
Monitoring fees	‑	(1.3)	‑	(1.4)

Net income (loss)	$9.8	$4.6	$16.1	$(105.5)
Total revenues	$442.0	$499.8	$851.9	$993.5

Net income (loss) margin	2.2%	0.9%	1.9%	(10.6)%